                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549



                                      FORM 8-K/A



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 5, 1996



                            DURA AUTOMOTIVE SYSTEMS, INC.
                (Exact Name of Registrant as Specified in its Charter)


                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)



       0-21139                                            38-3185711
(Commission File Number)                    (I.R.S. Employer Identification No.)


                   4508 IDS CENTER, MINNEAPOLIS, MINNESOTA   55402
              (Address of Principal Executive Offices) (Zip Code)


                                    (612) 342-2311
                 (Registrant's Telephone Number, Including Area Code)



                                    NOT APPLICABLE
            (Former Name or Former Address, if Changed Since Last Report)

    The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated December 20, 1996, relating to events occurring on December 5, 1996, as set forth in the pages attached hereto.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The audited financial statements for Sparton Engineered Products, Inc.
    - KPI Entities, the business acquired, as of and for each of the three years in the period ended June 30, 1996, together with a report of independent public accountants, and the unaudited financial statements as of September 30, 1996 and for the three months ended September 30, 1996 and 1995 are hereby filed as part of this Report on Form 8-K/A in the form attached as Exhibit A.

    (b)  PRO FORMA FINANCIAL INFORMATION.

         The required pro forma financial information for the transaction that is the subject of this Report, as prepared as of September 30, 1996, is hereby filed as part of this Report on Form 8-K/A in the form attached as Exhibit B.

    (c)  EXHIBITS.

         23.  Consent of Arthur Andersen LLP.

                                      SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       DURA AUTOMOTIVE SYSTEMS, INC.



DATE:  FEBRUARY 14, 1997               /s/ DAVID R. BOVEE
                                       ---------------------------------------
                                       DAVID R. BOVEE, VICE PRESIDENT, CHIEF
                                       FINANCIAL OFFICER AND ASSISTANT
                                       SECRETARY (PRINCIPAL ACCOUNTING AND
                                       FINANCIAL OFFICER)

                                                                       EXHIBIT A

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Sparton Engineered Products, Inc. - KPI Entities:

We have audited the accompanying statements of net assets acquired of Sparton Engineered Products, Inc. - KPI Entities as of June 30, 1995 and 1996, and the related statements of revenues and expenses and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

These financial statements have been prepared to reflect the operations of Sparton Engineered Products, Inc. - KPI Entities acquired pursuant to the Stock Purchase Agreement discussed in Note 1 and are not intended to be a complete presentation of Sparton Engineered Products, Inc. - KPI Entities' assets and liabilities, revenues and expenses or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets acquired of Sparton Engineered Products, Inc. - KPI Entities pursuant to the Stock Purchase Agreement discussed in Note 1 as of June 30, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
  January 31, 1997

                   SPARTON ENGINEERED PRODUCTS, INC. - KPI ENTITIES
                          STATEMENTS OF NET ASSETS ACQUIRED

                                (Amounts in thousands)

                                                 June 30,
                                         ------------------------      Sept. 30,
                                            1995           1996          1996
                                         ---------      ---------     -----------
                                                                      (unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents              $    254       $     18      $     44
  Accounts receivable                      11,347         16,197        14,810
  Inventories                               5,734          5,126         4,614
  Prepaid customer tooling and other          629          1,982           279
                                          ---------      ---------     ---------
     Total current assets                  17,964         23,323        19,747
                                          ---------      ---------     ---------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land                                        410            410           410
  Buildings and improvements                5,707          5,714         5,714
  Machinery and equipment                  14,172         14,897        14,985
                                          ---------      ---------     ---------
                                           20,289         21,021        21,109
  Less-Accumulated depreciation           (11,768)       (13,711)      (14,055)
                                          ---------      ---------     ---------
     Net property, plant and equipment      8,521          7,310         7,054
                                          ---------      ---------     ---------
     Total assets                          26,485         30,633        26,801
                                          ---------      ---------     ---------

LIABILITIES

CURRENT LIABILITIES:
  Accounts payable                          4,513          9,118         5,721
  Accrued liabilities                       1,381          1,800         2,146
                                          ---------      ---------     ---------
     Total current liabilities              5,894         10,918         7,867

COMMITMENTS AND CONTINGENCIES
  (Notes 5 and 6)
                                          ---------      ---------     ---------
NET ASSETS ACQUIRED                      $ 20,591       $ 19,715      $ 18,934
                                          ---------      ---------     ---------
                                          ---------      ---------     ---------

The accompanying notes are an integral part of these statements.

                   SPARTON ENGINEERED PRODUCTS, INC. - KPI ENTITIES
                         STATEMENTS OF REVENUES AND EXPENSES
                                (Amounts in thousands)

                                                                                                      Three Months
                                                             Years Ended June 30,                    Ended Sept. 30,
                                                  ---------------------------------------      -------------------------
                                                     1994           1995           1996           1995           1996
                                                  ----------     ---------      ---------      ---------      ----------
                                                                                                      (unaudited)
Revenues                                          $  78,775      $  85,157      $  88,375      $  19,864      $  23,237

Cost of sales                                        67,101         72,700         75,725         17,575         19,730
                                                  ---------      ---------      ---------      ---------      ---------
  Gross profit                                       11,674         12,457         12,650          2,289          3,507

Selling, general and administrative expenses          5,718          6,014          6,354          1,663         2,140
                                                  ---------      ---------      ---------      ---------      ---------
  Revenues over expenses before
    provision for income taxes                        5,956          6,443          6,296            626         1,367

Provision for income taxes                            2,370          2,530          2,472            244           538
                                                  ---------      ---------      ---------      ---------      ---------
  Revenues over expenses                           $  3,586       $  3,913       $  3,824         $  382        $  829
                                                  ---------      ---------      ---------      ---------      ---------
                                                  ---------      ---------      ---------      ---------      ---------

The accompanying notes are an integral part of these statements.

                   SPARTON ENGINEERED PRODUCTS, INC. - KPI ENTITIES
                               STATEMENTS OF CASH FLOWS
                                (Amounts in thousands)

                                                                                                           Three Months
                                                                  Years Ended June 30,                    Ended Sept. 30,
                                                        ---------------------------------------       -----------------------
                                                          1994           1995           1996            1995          1996
                                                        ---------      ---------      ---------       --------       --------
                                                                                                             (unaudited)
OPERATING ACTIVITIES:
  Revenues over expenses                                $  3,586       $  3,913       $  3,824        $   382        $   829
  Adjustments to reconcile revenues over
     expenses to net cash provided by operating
     activities:
        Depreciation and amortization                      1,807          2,144          1,943            710            344
        Deferred income tax provision (benefit)               63           (107)           (72)             -           -
        Change in other operating items -
           Accounts receivable                            (1,243)           613         (4,850)          (151)         1,387
           Inventories                                    (1,249)          (123)           608           (493)           512
           Prepaid customer tooling and other             (2,305)         2,325         (1,353)           405          1,703
           Accounts payable and accrued liabilities        1,550         (1,873)         5,096          2,345         (3,051)
                                                        ---------      ---------      ---------       --------       --------
              Net cash provided by
                 operating activities                      2,209          6,892          5,196          3,198         1,724
                                                        ---------      ---------      ---------       --------       --------
INVESTING ACTIVITIES:
  Capital expenditures, net                               (3,828)        (1,633)          (732)          (309)           (88)
                                                        ---------      ---------      ---------       --------       --------
FINANCING ACTIVITIES:
  Net advances (to) from Sparton Corporation               1,717         (5,189)        (4,700)        (3,067)        (1,610)
                                                        ---------      ---------      ---------       --------       --------
NET CHANGE IN CASH                                            98             70           (236)          (178)            26
CASH:

  Beginning of period                                         86            184            254            254             18
                                                        ---------      ---------      ---------       --------       --------
  End of period                                         $    184       $    254       $     18        $    76        $    44
                                                        ---------      ---------      ---------       --------       --------
                                                        ---------      ---------      ---------       --------       --------

The accompanying notes are an integral part of these statements.

                   SPARTON ENGINEERED PRODUCTS, INC. - KPI ENTITIES
                            NOTES TO FINANCIAL STATEMENTS

                  (INFORMATION AS OF AND FOR THE THREE MONTH PERIODS
                   ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)


1.  ORGANIZATION AND BASIS OF PRESENTATION:

    The accompanying financial statements include the accounts of Sparton Engineered Products, Inc. - KPI Group (a Michigan corporation), Sparton Engineered Products, Inc. - KPI Group (an Indiana corporation) and the Gladwin division of Sparton Engineered Products, Inc. - Lake Odessa Group (collectively Sparton Engineered Products, Inc. - KPI Entities, KPI Entities or the Company). During the periods presented, the KPI Entities were wholly owned subsidiaries of Sparton Corporation (Sparton). On December 5, 1996, the KPI Entities were acquired by Dura Operating Corp.
    (Dura), a wholly owned subsidiary of Dura Automotive Systems, Inc. (see
    Note 7), pursuant to the terms of a Stock Purchase Agreement (the Acquisition).

    The accompanying financial statements reflect the assets acquired and liabilities assumed, revenues and expenses and cash flows of the operations conducted by the KPI Entities acquired by Dura as of the date of the Acquisition. This presentation is intended to provide a more meaningful representation of the historical financial information of the acquired operations and is not intended to represent a presentation of the financial position and results of operations of the KPI Entities. Certain information related to amounts receivable from customers, obligations to vendors and costs incurred in the development and manufacture of customer tooling were maintained by Sparton on a commingled basis during the periods presented. In the preparation of the accompanying financial statements, it was determined that it was not practicable to specifically identify such amounts which related solely to the Company. Accordingly, the amounts presented in the accompanying financial statements reflect estimates of these balances, which management believes are reasonable and appropriate. Management does not believe that such estimates would differ materially from actual amounts had it been practicable to specifically identify such actual amounts. The accompanying financial statements have not been adjusted to reflect the effects of the Acquisition.

    The accompanying statement of net assets acquired as of September 30, 1996, and the statements of revenues and expenses and cash flows for the three month periods ended September 30, 1995 and 1996, are unaudited. In the opinion of management, such financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of results for these interim periods. The revenues and expenses for the three-month period ended September 30, 1996 are not necessarily indicative of results to be expected for the entire year.

    The Company is a manufacturer and supplier of transmission shifters systems, parking brake mechanisms, brake pedals, under body spare tire carriers and airbag components for the North American automotive industry and has five manufacturing facilities located in Indiana and Michigan.

2.  SIGNIFICANT ACCOUNTING POLICIES:

    CASH EQUIVALENTS:

    Cash equivalents consist of money market instruments with original maturities of three months or less and are stated at cost which approximates fair value.

    INVENTORIES:

    Inventories are valued at the lower of first-in, first-out cost or market. Inventories consisted of the following (in thousands):

                                                   June 30,          Sept. 30,
                                            ----------------------   ---------
                                             1995         1996        1996
                                            ---------    ---------   ---------

         Raw materials                     $  3,798     $  3,317    $  3,193
         Work in process                      1,352        1,190       1,038
         Finished goods                         584          619         383
                                            ---------    ---------   ---------
                                           $  5,734     $  5,126    $  4,614
                                            ---------    ---------   ---------
                                            ---------    ---------   ---------


    PREPAID CUSTOMER TOOLING:

    Excess of cost over billings on uncompleted tooling projects represents costs incurred by the Company in production of customer-owned tooling to be used by the Company in the manufacture of its products. The Company receives a specific purchase order for this tooling and is reimbursed by the customer within one operating cycle. Costs are deferred until reimbursed by the customer. Forecasted losses on incomplete projects are recognized currently.

    PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at cost. For financial and tax reporting purposes, depreciation is provided using accelerated methods over the following estimated useful lives:

         Buildings and improvements    5 to 40 years
         Machinery and equipment       2 to 15 years

    Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts and any residual values are charged or credited to income.

    ACCRUED LIABILITIES:

    Accrued liabilities consisted of the following (in thousands):

                                          June 30,              Sept. 30,
                                  -----------------------       ---------
                                    1995           1996           1996
                                  --------       --------       ---------

    Compensation and Benefits     $  1,066       $  1,172       $  1,395
    Other                              315            628            751
                                  --------       --------       --------
                                  $  1,381       $  1,800       $  2,146
                                  --------       --------       --------
                                  --------       --------       --------
    INCOME TAXES:

    The Company accounts for income taxes under the liability method, whereby deferred income taxes are recognized at currently enacted income tax rates to reflect the tax effect of temporary differences between the financial reporting and tax bases of assets and liabilities.

    USE OF ESTIMATES:

    The preparation of the accompanying financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Such estimates related primarily to the carrying amounts of accounts receivable, inventories and customer tooling balances and to the determination of account balances which were maintained by Sparton for the Company and other subsidiaries of Sparton on a commingled basis, as discussed above. The ultimate results could differ from those estimates.

3.  MAJOR CUSTOMERS:

    The Company sells its products directly to automobile manufacturers and their direct suppliers. Following is a summary of customers that accounted for more than 10% of revenues:

                                              Three Months Ended
                      Years Ended June 30,       September 30,
                  ------------------------    ------------------
                  1994      1995      1996     1995        1996
                  ----      ----      ----    ------      ------
Ford               64%       64%       65%       62%       62%

General Motors     19        20        15        20        14

Chrysler           11        10        12        11        16

    Receivables from these customers represented 86% and 90% of total accounts receivable at June 30, 1995 and 1996, and 87% at September 30, 1996.

4.  INCOME TAXES:

    The Company's results of operations have been included in the consolidated federal income tax returns of Sparton while separate income tax returns are filed for state income tax purposes and all tax payments are made by Sparton. The provisions for income taxes in the accompanying statements of revenues and expenses for the years ended June 30, 1994, 1995 and 1996, and for the three-month periods ended September 30, 1995 and 1996 were computed on a separate-company basis as if the Company had filed separate federal tax returns.

    The income tax provision consisted of the following (in thousands):

                                                        Three Months
                     Years Ended June 30,            Ended September 30,
              -----------------------------------    -------------------
                 1994       1995          1996         1995      1996
              ---------  ---------     ----------    --------   --------
Current       $  2,307   $  2,637      $  2,544       $  244    $  538
Deferred            63       (107)          (72)           -         -
              ---------  ---------     ----------    --------   --------
   Total      $  2,370   $  2,530      $  2,472       $  244    $  538
              ---------  ---------     ----------    --------   --------
              ---------  ---------     ----------    --------   --------

    A reconciliation of the income tax provision computed at statutory rates to the reported income tax provision is as follows (in thousands):

                                                                       Three Months
                                            Years Ended June 30,    Ended September 30,
                                        ------------------------    -------------------
                                        1994      1995      1996      1995      1996
                                        ----      ----      ----      ----      ----
Federal provision at statutory rates     34%       34%       34%       34%       34%
State taxes, net of federal
  benefit                                 9%        7%        7%        7%        7%
Effect of permanent differences,
  primarily FSC benefit                 (3%)      (2%)      (2%)      (2%)      (2%)
                                        ------    ------    ------    ------    ------
Provision for income
  taxes                                  40%       39%       39%       39%       39%
                                        ------    ------    ------    ------    ------
                                        ------    ------    ------    ------    ------

    A summary of the Company's deferred income tax assets is as follows (in thousands):

                                                 June 30,
                                            ------------------  Sept. 30,
                                              1995      1996      1996
                                            --------  --------  --------
Reserves and accruals not currently
  deductible                                $  106    $  207    $  207
Inventory                                      213       184       184
                                            ------    ------    ------
Deferred tax assets                         $  319    $  391    $  391
                                            ------    ------    ------
                                            ------    ------    ------


5.  COMMITMENTS AND CONTINGENCIES:

    EMPLOYEE BENEFIT PLANS:

    The Company sponsors an employee retirement plan which provides for Company contributions equivalent to 20% of the participants' voluntary contributions, which are limited to 5% of compensation. In addition, the Company may make discretionary contributions as determined by the board of directors subject to a minimum requirement of $1,000 per participant per three-month calendar period. The Company's expense for this plan was $273,000, $341,000 and $487,000 for the years ended June 30, 1994, 1995 and
    1996 and $41,000 and $91,000 for the three month periods ended September 30, 1995 and 1996.

    ENVIRONMENTAL AND LEGAL MATTERS:

    Due to the nature of its business, the Company may, from time to time, be exposed to potential liabilities to clean up environmental contaminants. In addition, the Company is periodically involved in legal proceedings in the ordinary course of business. In the opinion of management, such matters are not expected to have a material impact on the Company's future operating results or financial position.

6.  RELATED PARTY TRANSACTION:

    During the periods presented, the Company leased a manufacturing facility and its technical and administrative center from two individuals, including Sparton's chairman, pursuant to an operating lease which expired December 5, 1996. Total expense related to this lease was $95,000 for each of the years ended June 30, 1994, 1995 and 1996 and $24,000 for each of the three months ended September 30, 1995 and 1996. In connection with the acquisitions described in Note 7, Sparton purchased these facilities. The Company entered into a five year lease agreement with Sparton for these facilities which provides for annual lease payments of $135,000.

7.  ACQUISITION BY DURA:

    On December 5, 1996, Dura acquired the KPI Entities for total consideration of approximately $78.8 million in cash. This transaction was consummated through the purchase of the common stock of the Michigan and Indiana corporations and the acquisition and assumption of certain assets and liabilities of the Gladwin division (see Note 1). The acquisition of the Company will be accounted for by Dura as a purchase and, accordingly, the Company's assets and liabilities will be recorded at their estimated fair values at the acquisition date.

                                                                       EXHIBIT B

                           PRO FORMA FINANCIAL INFORMATION


On December 5, 1996, Dura Operating Corp., a wholly owned subsidiary of Dura Automotive Systems, Inc. (the Company) acquired from Sparton Corporation ("Sparton") all of the issued and outstanding stock (the "Stock Acquisition") of Sparton Engineered Products, Inc., KPI Group, a Michigan corporation ("KPI Michigan"), and Sparton Engineered Products, Inc., KPI Group, an Indiana corporation ("KPI Indiana"). Immediately upon the consummation of the Stock Acquisition, KPI Michigan acquired certain assets of Sparton Engineered Products, Inc., Lake Odessa Group, from Sparton (collectively with the Stock Acquisition, the "Acquired Operations"). The Acquired Operations design and manufacture transmission shifter systems, parking brake mechanisms, brake pedals, underbody spare tire carriers and airbag components for the North American automotive industry. In connection with the acquisitions, KPI Indiana was merged with and into KPI Michigan, whose name was changed at such time to Dura Automotive Systems, Inc., Shifter Operations ("DASSO"). The Registrant intends that DASSO will operate as a separate wholly owned subsidiary. The acquisition of DASSO was accounted for using the purchase method of accounting and, accordingly, the results of operations of DASSO are consolidated with the results of operations of the Company as of the date of acquisition. In April 1995, the Company sold all of the assets and liabilities associated with its Window Regulator Business ("Window Regulator") to Rockwell International for $18.0 million in cash resulting in a pre tax gain of $4.2 million.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 gives effect to the acquisition of DASSO and the divestiture of Window Regulator as if they had occurred at the beginning of the year. The following unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1996 gives effect to the acquisition of DASSO as if it had occurred at the beginning of the year. The following unaudited pro forma as adjusted condensed consolidated statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 give effect to the above transactions and the Company's August 14, 1996 initial public offering of 3,795,000 shares of Class A common stock ("Offering") as if such transactions had occurred at the beginning of the periods. The following unaudited condensed consolidated balance sheet as of September 30, 1996 reflects the acquisition of DASSO as if it had occurred on that date. The unaudited pro forma financial statements are based on a preliminary allocation of the purchase price of DASSO and do not purport to represent what the Company's results of operations would actually have been if such transaction in fact had occurred at such dates or to project the Company's results of future operations. The unaudited pro forma information should be read in conjunction with the Company's audited historical consolidated financial statements and notes thereto included in the Company's Registration Statement on Form S-1 dated August 14, 1996 and with the audited historical financial statements and notes thereto of the Acquired Operations filed herewith.

                            DURA AUTOMOTIVE SYSTEMS, INC.
                    Pro Forma Condensed Consolidated Balance Sheet
                               As of September 30, 1996
                                    (in thousands)

                                                                     Acquired
                                                  Company           Operations
                                                   as of               as of             Pro Forma
                                               Sep. 30, 1996       Sep. 30, 1996        Adjustments             Total
                                                -------------       -------------        -----------          ----------
ASSETS
Current assets:
  Cash and cash equivalents                      $    6,081           $      44           $(6,000)(1)        $      125
  Accounts receivable                                44,351              14,810                -                 59,161
  Inventories                                        10,786               4,614                -                 15,400
  Other current assets                                5,871                 279                -                  6,150
                                                  -----------          ----------          ----------         -----------
     Total current assets                            67,089              19,747            (6,000)               80,836

Property, plant and equipment, net                   35,836               7,054             1,869(2)             44,759

Goodwill and other assets, net                       44,827                -               71,523(3)            116,350
                                                  -----------          ----------          ----------         -----------
                                                 $  147,752           $  26,801         $  67,392            $  241,945
                                                  -----------          ----------          ----------         -----------
                                                  -----------          ----------          ----------         -----------

LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current liabilities:
  Current maturities of long-term debt           $      163           $    -              $    -             $      163
  Accounts payable                                   23,719               5,721                -                 29,440
  Accrued liabilities                                20,872               2,146             3,931(4)             26,949
                                                  -----------          ----------          ----------         -----------
     Total current liabilities                       44,754               7,867             3,931                56,552

Long-term debt, net of current maturities               306                -               74,500(1)             74,806

Other noncurrent liabilities                         18,753                -                7,895(4)             26,648
                                                  -----------          ----------          ----------         -----------
Stockholders' investment:
  Common stock                                           88                -                      -                  88
  Additional paid-in capital                         63,061                -                      -              63,061
  Retained earnings                                  20,958                -                      -              20,958
  Common stock subscriptions receivable                (168)               -                      -                (168)
  Net assets acquired                                  -                 18,934             (18,934)(5)            -
                                                  -----------          ----------          ----------         -----------
     Total stockholders' investment                  83,939              18,934             (18,934)             83,939
                                                  -----------          ----------          ----------         -----------
                                                 $  147,752           $  26,801           $  67,392          $  241,945
                                                  -----------          ----------          ----------         -----------
                                                  -----------          ----------          ----------         -----------

See Accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet.

                            DURA AUTOMOTIVE SYSTEMS, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                    (IN THOUSANDS)



(1) Adjustment to reflect use of cash ($6,000) and incremental borrowings ($74,500) to finance the purchase price of the Acquired Operations ($78,800) and transaction costs of ($1,700).

(2) Adjustment to reflect the property, plant and equipment of the Acquired Operations at its estimated fair value.

(3) To record the excess of the purchase price of the Acquired Operations over the fair value of the net assets acquired as goodwill. The goodwill will be amortized on a straight-line basis over forty years.

(4) To record management's preliminary estimate of reserves to be established in connection with the acquisition of the Acquired Operations, including losses to be incurred on existing contracts due to the consummation of the acquisition, costs to be incurred to exit certain manufacturing activities and locations of the Acquired Operations and employee relocation and other costs. These reserves have been established based on preliminary estimates. Management does not expect the actual amounts to be provided will be materially different than the estimated amounts.

(5) To eliminate the historical stockholders' investment of the Acquired Operations.

                            DURA AUTOMOTIVE SYSTEMS, INC.
               Pro Forma Condensed Consolidated Statement of Operations
                     For the Nine Months Ended September 30, 1996
                        (in thousands, except per share data)

                                                            Acquired               Pro Forma               Offering      Pro Forma
                                                 Company   Operations  Combined   Adjustments  Pro Forma  Adjustments   As Adjusted
                                                 ---------  ----------  ---------  -----------  ---------  -----------   -----------
Revenues                                        $ 184,487    $ 70,671  $ 255,158   $    -      $ 255,158    $   -       $  255,158

Cost of sales                                     159,151      59,822    218,973      (914)(1)   218,059        -          218,059
                                                 ----------   --------- ----------  --------     ---------   --------      ---------
  Gross profit                                     25,336      10,849     36,185       914        37,099        -           37,099

Selling, general & administrative expenses         11,237       5,152     16,389        -         16,389        -           16,389

Amortization expense                                  691           -        691     1,341 (2)     2,032        -            2,032
                                                 ----------   --------- ----------  --------     ---------   --------      ---------
  Operating income                                 13,408       5,697     19,105      (427)       18,678        -           18,678

Interest expense                                    2,287           -      2,287     4,191 (3)     6,478     (2,333)(5)      4,145
                                                 ----------   --------- ----------  --------     ---------   --------      ---------
  Income before income taxes                       11,121       5,697     16,818    (4,618)       12,200      2,333         14,533

Provision for income taxes                          4,421       2,238      6,659    (1,847)(4)     4,812        912 (5)      5,724
                                                 ----------   --------- ----------  --------     ---------   --------      ---------
  Net income                                    $   6,700    $  3,459  $  10,159   $(2,771)     $  7,387    $ 1,421       $  8,809
                                                 ----------   --------- ----------  --------     ---------   --------      ---------
                                                 ----------   --------- ----------  --------     ---------   --------      ---------
Weighted average common and common
  equivalent shares outstanding                     5,669                                          5,669      3,149          8,811
                                                 ----------                                      ---------   --------      ---------
                                                 ----------                                      ---------   --------      ---------
Earnings per common and common
  equivalent share                              $    1.18                                       $   1.30                   $  1.00
                                                 ----------                                      ---------                 ---------
                                                 ----------                                      ---------                 ---------

See Accompanying Notes to Pro Forma Condensed Consolidated Statements of Operations.

                            DURA AUTOMOTIVE SYSTEMS, INC.
               Pro Forma Condensed Consolidated Statement of Operations
                         For the Year Ended December 31, 1995
                        (in thousands, except per share data)

                                                Acquired    Window                Pro Forma               Offering      Pro Forma
                                    Company    Operations  Regulator  Combined   Adjustments  Pro Forma  Adjustments   As Adjusted
                                     ---------  ----------  ---------  --------   -----------  ---------  -----------   -----------
Revenues                            $ 253,726   $  85,284    $ 14,128   $324,882   $   -        $324,882    $    -       $ 324,882

Cost of sales                         220,274      73,184      13,321    280,137    (1,660)(1)   278,477         -         278,477
                                     ----------    --------    --------  ---------  --------     ---------   ---------     ---------
  Gross profit                         33,452      12,100         807     44,745     1,660        46,405         -          46,405

Selling, general & administrative
  expenses                             14,798       6,444         419     20,823       -          20,823         -          20,823

Amortization expense                    1,094           -           -      1,094     1,691 (2)     2,785         -           2,785
                                     ----------    --------    --------  ---------  --------     ---------   ---------     ---------
  Operating income                     17,560       5,656         388     22,828       (31)       22,797         -          22,797

Gain on sale of window regulator
  business                              4,240           -       4,240          -       -               -         -               -

Interest expense                        4,822           -         400      4,422     5,588 (3)    10,010      (3,496)(5)     6,514
                                     ----------    --------    --------  ---------  --------     ---------   ---------     ---------
  Income before taxes                  16,978       5,656       4,228     18,406    (5,619)       12,787       3,496        16,283

Provision for income taxes              6,852       2,221       1,704      7,369    (2,248)(4)     5,121       1,398 (5)     6,519
                                     ----------    --------    --------  ---------  --------     ---------   ---------     ---------
  Net income                         $ 10,126     $ 3,435     $ 2,524   $ 11,037   $(3,371)     $  7,666    $  2,098      $  9,764
                                     ----------    --------    --------  ---------  --------     ---------   ---------     ---------
                                     ----------    --------    --------  ---------  --------     ---------   ---------     ---------
Weighted average common and common
  equivalent share                      4,989                                                      4,989       3,795         8,784
                                     ----------                                                  ---------   ---------     ---------
                                     ----------                                                  ---------   ---------     ---------
Earnings per common and common
  equivalent shares outstanding     $    2.03                                                   $   1.54                  $   1.11
                                     ----------                                                  ---------                 ---------
                                     ----------                                                  ---------                 ---------

See Accompanying Notes to Pro Forma Condensed Consolidated Statements of Operations.

                            DURA AUTOMOTIVE SYSTEMS, INC.
                      NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENTS OF OPERATIONS



(1) Represents the effect on depreciation expense of the use of new lives and the adjustment of property, plant and equipment acquired to its fair value.

(2) Represents amortization of goodwill arising from the acquisition of the Acquired Operations. Goodwill will be amortized on a straight-line basis over forty years.

(3) Represents incremental interest expense arising from indebtedness incurred to acquire the Acquired Operations. Interest was calculated using the Company's weighted average interest rates for the periods.

(4) To record the income tax effects of the pro forma adjustments. On a pro forma basis, the Company's effective tax rate is approximately 39.5%.

(5) Represents the reduction in interest expense and corresponding increase in income tax expense arising from the use of the proceeds from the Offering to repay indebtedness, calculated using the Company's weighted average interest rate on debt assumed to be retired.

                                                                       EXHIBIT C